Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of CurrencyShares® Swiss Franc Trust and to the incorporation by reference therein of our reports dated January 14, 2013, with respect to the financial statements of CurrencyShares® Swiss Franc Trust included in its Annual Report (Form 10-K) for the year ended October 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania March 26, 2013